                                                                  EXHIBIT 10.34

                             LIFEQUEST MEDICAL, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This Non-Qualified Stock Option Agreement (the "Agreement") dated effective December 15, 1998, is entered into between LifeQuest Medical, Inc., a Delaware corporation (the "Company"), and Richard A. Woodfield ("Optionee").

                                    Recitals

         A. The Company and Optionee are parties to a Non-Qualified Stock Option Agreement dated May 11, 1998 (the "Previous Option Agreement"). The Company and Optionee desire to terminate the Previous Option Agreement and replace it with this Agreement.

         B. On the date hereof, Optionee and the Company have entered into an Amended Employment Agreement (the "Amended Employment Agreement") whereby Optionee has agreed to become an employee of the Company, and the Company desires to encourage Optionee to enter into the Amended Employment Agreement, encourage the stock ownership of Optionee and create a proprietary interest of Optionee in the Company.

         C. The Company desires to grant to Optionee an option to purchase up to 350,000 shares of Common Stock, $.001 par value ("Common Stock"), of the Company.

                                   Agreements

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee the option to purchase, during the period commencing on the date of this Agreement and ending December 15, 2008, at an exercise price equal to $2.00 per share, up to, but not exceeding in the aggregate, 350,000 shares of Common Stock, $.001 par value ("Common Stock"), of the Company (such option is hereinafter called the "Option").

         2. Non-Qualified Status. The Option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended. The Option is granted outside of and therefore shall not be subject to the terms and provisions of the Company's 1989 Stock Option Plan, as amended and/or restated.

         3. Vesting of Option. Subject to Paragraph 6, the Option evidenced hereby may be exercised from time to time as to the following number of shares, on a cumulative basis (as to options to purchase shares not previously exercised):

                  87,500 shares on each of the following dates if, except as otherwise provided in Paragraph 6, the Optionee is employed by the Company on such date:

                  (a)      May 11, 1999;
                  (b)      May 11, 2000;
                  (c)      May 11, 2001; and
                  (d)      May 11, 2002.

         4. Exercise of Option. The Option shall be exercised by Optionee's delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates representing shares of Common Stock issuable upon the exercise of the Option shall be mailed. In order to be effective, such written notice shall be accompanied, at the time of its actual receipt by the Company, by payment of the option price of such shares, which payment shall be made by check in an amount equal to the option price of such shares. As promptly as practicable after the receipt by the Company of (a) such written notice from Optionee setting forth the number of shares with respect to which the Option is to be exercised and (b) payment of the option price of such shares in the form required by the foregoing provisions, the Company shall deliver to Optionee certificates representing the number of shares with respect to which the Option has been so exercised, such certificates to be registered in the name of Optionee. Delivery of such certificates shall be considered to have been made when such certificates shall have been mailed, postage prepaid, to Optionee at the address specified for such purpose in such written notice from Optionee to the Company.

         5. Transferability of Option. The Option shall not be transferable by Optionee except through his last will and testament or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. Any assignment or transfer of the Option except through his last will and testament or under the laws of descent and distribution, whether voluntarily or involuntarily, by operation of law or otherwise, shall not vest in the assignee or transferee any interest or rights whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

         6. Termination of Employment or Death of Optionee. The Option granted to Optionee shall terminate on the earlier of the date of the expiration of the Option or upon severance of the employment relationship between the Company and Optionee for any reason, for or without cause, other than the termination of the Employment Agreement by the Company without Cause (as defined in the Employment Agreement) pursuant to Section 5.04 of the Employment Agreement. If the Company terminates the Employment Agreement without Cause pursuant to Section 5.04 thereof, notwithstanding the provisions of Paragraph 3 hereinabove, Optionee shall immediately have the right, at any time prior to its expiration, to exercise his Option as to any and all of the 250,000 shares for which Optionee has not previously exercised his Option. If Optionee shall die while in the employ of the Company and before the date of expiration of his Option, his Option shall terminate on the earlier of the date of expiration or one year following the date of death. After the death of Optionee, his executor, administrator or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to its termination, to exercise his Option to the extent Optionee could have exercised it at the time of his death.

         7. No Rights as Stockholder. Optionee shall not have rights as a stockholder with respect to shares covered by the Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 8 hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

         8. Changes in the Company's Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to the Option hereunder shall be appropriately adjusted in such a manner as to entitle Optionee to receive upon exercise of the Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised the Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Agreement shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

         Except as provided herein, if the Company is merged or consolidated with another corporation or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while the Option remains unexercised under this Agreement, (x) subject to the provisions of clause (z) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, Optionee shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which Optionee would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, Optionee had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the Option shall be so exercised; (y) the limitations set forth in Paragraph 3 hereof may be waived by the Company, in its sole discretion, so that the Option, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, shall be exercisable in full; and (z) the Option may be canceled by the Company as of the effective date of any such merger, consolidation, liquidation, sale or other disposition, provided that (i) notice of such cancellation shall be given to Optionee and (ii) Optionee shall have the right to exercise the Option in full (without regard to any limitations set forth in Paragraph 3 hereof) during a period set by the Company preceding the effective date of such merger, consolidation, liquidation, sale or other disposition and, provided further, that in the event the Option may not be exercised in full under applicable securities laws without registration of the shares of Common Stock issuable on exercise of the Option, the Company may limit the exercise of the Option to such number of shares of Common Stock, if any, as may be issued without such registration, the method of choosing the number of shares of Common Stock for which the Option may be exercised to be solely within the discretion of the Company.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to the Option.

         9. Requirements of Law. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute or result in a violation by Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of the Option, the Company shall not be required to issue such shares unless the Company has received evidence satisfactory to it to the effect that Optionee will not transfer such shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Company may, but shall in no event be obligated to, register any shares covered hereby pursuant to applicable securities laws of any county or political subdivision thereof. In the event the shares issuable on exercise of the Option are not so registered, the Company may imprint on the certificate evidencing such shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant to the Option to comply with any law or regulation of any governmental authority.

         10. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by Optionee to the Company shall be mailed or delivered to the Company at:

                  LifeQuest Medical, Inc.
                  12961 Park Central, Suite 1300
                  San Antonio, Texas 78216
                  Attention:  Chief Financial Officer

and all notices or communications by the Company to Optionee may be given to Optionee personally or may be mailed to him at:

                  Richard A. Woodfield
                  604 Mountain View Drive
                  Wayne, Pennsylvania  19087

         11. Previous Option Agreement. The Previous Option Agreement and the options granted therein are terminated in all respects, and this Agreement supersedes all other agreements, whether oral or in writing, between the Company and Optionee with respect to the subject matter hereof.

         This Agreement is effective as of the date first written above.

                                    COMPANY

                                    LIFEQUEST MEDICAL, INC.


                                    By:
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                                    Name:
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                                    Title:
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                                    -------------------------------------------
                                    RICHARD A. WOODFIELD